--------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) AUGUST 27, 1998

                         ALLIED WASTE INDUSTRIES, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                   0-19285                                       88-0228636
           (COMMISSION FILE NUMBER)                  (IRS EMPLOYER IDENTIFICATION NO.)

   15880 N. GREENWAY/HAYDEN LOOP, SUITE 100
             SCOTTSDALE, ARIZONA                                   85260
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (602) 423-2946

                                 NOT APPLICABLE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 5.  OTHER EVENTS.

     In June 1998, Allied Waste Industries, Inc. ("Allied" or the "Company") completed the acquisition of the Rabanco Companies and Regional Disposal Company ("Rabanco") in a transaction accounted for using the pooling-of-interests method for business combinations. The audited financial statements of Rabanco for December 31, 1996 and 1995 are filed herewith for informational purposes.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

  (a) Financial Statements of Rabanco Companies

     (i) Independent Auditors' Report

     (ii) Combined Balance Sheets -- December 31, 1996

     (iii) Combined Statements of Income and Changes in Equity for the Two Years Ended December 31, 1996

     (iv) Combined Statements of Cash Flows for the Two Years Ended December 31, 1996

     (v) Notes to Financial Statements

  (b) Financial Statements of Regional Disposal Company

     (i) Independent Auditors' Report

     (ii) Balance Sheets -- December 31, 1996 and 1995

     (iii) Statements of Income and Changes in Equity for the Two Years Ended December 31, 1996

     (iv) Statements of Cash Flows for the Two Years Ended December 31, 1996

     (v) Notes to Financial Statements

Exhibit 23  Consent of Sweeney Conrad P.S.

                          INDEPENDENT AUDITORS' REPORT

                                                                  March 21, 1997

To the Board of Directors and Partners of Rabanco Companies

     We have audited the accompanying combined balance sheets of the entities listed in Note 1 to the financial statements (the Company) as of December 31, 1996 and 1995, and the related combined statements of income and changes in equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referenced above present fairly, in all material respects, the financial position of the Company as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                               /s/ SWEENEY CONRAD, P.S.

                                          --------------------------------------

                               RABANCO COMPANIES

                            COMBINED BALANCE SHEETS

                                                                     DECEMBER 31,
                                                              --------------------------
                                                                 1996           1995
                                                              -----------    -----------
                                         ASSETS
CURRENT ASSETS
Cash........................................................  $   267,580    $   366,935
Accounts Receivable.........................................    7,974,268      7,853,986
Notes and Other Receivables.................................       63,383        224,139
Due From Affiliates.........................................    3,462,491      3,813,207
Prepaid Expenses and Other..................................    1,095,468      1,178,703
                                                              -----------    -----------
          TOTAL CURRENT ASSETS..............................   12,863,190     13,436,970
                                                              -----------    -----------
PROPERTY AND EQUIPMENT, NET.................................   19,083,538     18,906,909
                                                              -----------    -----------
OTHER ASSETS
Notes and Other Receivables.................................      346,277        470,673
Permits.....................................................      808,330        966,542
Other.......................................................       48,438         62,950
                                                              -----------    -----------
          TOTAL OTHER ASSETS................................    1,203,045      1,500,165
                                                              -----------    -----------
                                                              $33,149,773    $33,844,044
                                                              ===========    ===========
                                 LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts Payable............................................  $ 6,424,217    $ 6,094,829
Accrued Liabilities.........................................    3,188,298      2,507,956
Deferred Revenue............................................    1,663,123      1,851,363
Advances from Related Party.................................      319,264      1,224,292
Note Payable to Bank........................................    2,350,000
Current Portion Of Long-Term Obligations....................    1,544,882      2,845,994
                                                              -----------    -----------
          TOTAL CURRENT LIABILITIES.........................   15,489,784     14,524,434
LONG-TERM OBLIGATIONS, Net of Current Portion...............    9,061,139     10,136,833
MINORITY INTEREST...........................................      885,334        526,636
                                                              -----------    -----------
                                                               25,436,257     25,187,903
COMMITMENTS AND CONTINGENCIES
EQUITY......................................................    7,713,516      8,656,141
                                                              -----------    -----------
                                                              $33,149,773    $33,844,044
                                                              ===========    ===========

                       See Notes To Financial Statements

                               RABANCO COMPANIES

              COMBINED STATEMENTS OF INCOME AND CHANGES IN EQUITY

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              --------------------------------
                                                                  1996               1995
                                                              -------------      -------------
REVENUE.....................................................   $74,991,509        $81,826,832
                                                               -----------        -----------
COSTS AND EXPENSES
  Operating.................................................    59,918,041         63,130,920
  General and Administrative................................     8,077,127          7,001,018
  Depreciation and Amortization.............................     3,790,287          3,879,616
                                                               -----------        -----------
                                                                71,785,455         74,011,554
                                                               -----------        -----------
INCOME FROM OPERATIONS......................................     3,206,054          7,815,278
OTHER INCOME (EXPENSES)
  Interest income...........................................       511,308            621,541
  Interest expense..........................................    (1,430,343)        (1,844,869)
  Other, net................................................       486,066            489,900
                                                               -----------        -----------
                                                                  (432,969)          (733,428)
                                                               -----------        -----------
MINORITY INTEREST...........................................      (746,513)          (426,903)
                                                               -----------        -----------
NET INCOME..................................................     2,026,572          6,654,947
EQUITY AT BEGINNING OF THE YEAR.............................     8,656,141          5,092,400
DISTRIBUTIONS AND DIVIDENDS.................................    (2,969,197)        (3,091,206)
                                                               -----------        -----------
EQUITY AT THE END OF THE YEAR...............................   $ 7,713,516        $ 8,656,141
                                                               ===========        ===========

                       See Notes To Financial Statements

                               RABANCO COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              --------------------------------
                                                                  1996               1995
                                                              -------------      -------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income..................................................   $ 2,026,572        $ 6,654,947
Adjustments to Reconcile Net Income to
  Cash Provided By Operating Activities:
  Depreciation and Amortization.............................     3,790,287          3,879,616
  (Gain) Loss on Sale of Assets.............................       (87,939)           (82,809)
  Minority Interest In Income...............................       746,513            426,903
  Cash Provided (Used) By Changes
     In Operating Assets and Liabilities:
       Receivables..........................................      (120,282)         1,023,991
       Prepaid Expenses and Other Assets....................        83,235             40,036
       Accounts Payable.....................................       329,388           (523,560)
       Accrued Liabilities..................................       680,342           (387,717)
       Deferred Income......................................      (188,240)           144,051
                                                               -----------        -----------
Net Cash Provided By Operations.............................     7,259,876         11,175,458
                                                               -----------        -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital Expenditures......................................    (3,621,690)        (2,632,780)
  Proceeds From Sale Of Assets..............................       119,087            121,485
  (Increase) Decrease in Notes and Other Receivables........       285,152            (11,204)
  Change In Other Assets....................................       (33,950)           (11,355)
                                                               -----------        -----------
Net Cash Used For Investing Activities......................    (3,251,401)        (2,533,854)
                                                               -----------        -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Repayments of Long-Term Obligations.......................    (3,126,685)        (4,878,788)
  Changes in Notes Payable..................................     2,350,000            (50,000)
  Proceeds From Long-Term Debt..............................       580,179             28,395
  Net Advances To (From) Related Parties....................      (554,312)           (59,689)
  Distributions To Minority Interests.......................      (387,815)          (393,283)
  Equity Distributions......................................    (2,969,197)        (3,091,206)
                                                               -----------        -----------
Net Cash Used For Financing Activities......................    (4,107,830)        (8,444,571)
                                                               -----------        -----------
NET CHANGE IN CASH..........................................       (99,355)           197,033
CASH AT THE BEGINNING OF THE YEAR...........................       366,935            169,902
                                                               -----------        -----------
CASH AT THE END OF THE YEAR.................................   $   267,580        $   366,935
                                                               ===========        ===========

                       See Notes To Financial Statements

                               RABANCO COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

     The Company is primarily in the business of collecting, transporting , recycling and disposing of solid waste in Washington State.

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF COMBINATION: The combined financial statements include the accounts of the companies listed below (collectively, the Company):

          Rabanco Companies (a partnership)
        J.R. Land Company (a partnership)
        United Waste Control, Inc. (a S corporation)
        U.S. Disposal Service II (a joint venture)
        Recycle Seattle (a joint venture)
        Kent-Meridian Disposal (a partnership)

     The companies combined in these financial statements are majority owned or are controlled by the Razore family. Three of the companies are partially owned by persons not related to the Razores. These latter ownership interests have been accounted for as a minority interest in the combined financial statements.

     Companies with minority interests and the minority interest shares are as follows:

          U.S. Disposal Service II -- 29.5%
        Recycle Seattle -- 28.0%
        Kent-Meridian Disposal -- 50.0%

     All significant inter-company balances and transactions have been eliminated.

     CASH EQUIVALENTS -- For purposes of the statements of combined cash flows, the Company considers all short-term investments with an initial maturity of 90 days or less to be cash equivalents.

     PROPERTY -- Fixed Assets are stated at cost and depreciated primarily on a straight-line basis over the estimated useful lives ranging from 3 to 15 years. Amortization of assets under capital lease is included in depreciation expense. Expenditures for major renewals and betterments are capitalized while those for repairs and maintenance are expensed as incurred.

     Intangible assets consist of permits, goodwill, and other intangibles. They are recorded at cost and amortized over their useful lives of 5 to 40 years.

     FEDERAL INCOME TAX -- All of the combined entities are organized as partnerships or have elected to file as S corporations as allowed under the Internal Revenue Code. No provision or benefit for federal income taxes related to such entities has been made as the obligation or benefit accrues to the individual partners or shareholders.

     REVENUE RECOGNITION -- The Company recognizes revenue as earned, including amounts not billed as of year end. Certain customers are billed in advance for refuse and recycling service. These amounts are recorded as deferred revenue until earned.

     REGULATED INDUSTRY -- Certain entities of the Company are subject to the jurisdiction of the Washington Utilities and Transportation Commission for the purpose of establishing rates for waste collection.

     ALLOWANCE FOR DOUBTFUL ACCOUNTS -- Accounts receivable are net of an allowance for doubtful accounts of $257,600 and $83,500 at December 31, 1996 and 1995 respectively.

     CONCENTRATION OF RISK -- Substantially all receivables are from customers in western Washington. The Company maintains most of its cash in bank accounts with one bank. The total balances held by the bank may at times exceed federally insured limits.

                               RABANCO COMPANIES

     A substantial portion of the Company's revenues are generated from a limited number of municipal contracts and from operations franchised by the Washington Utilities and Transportation Commission.

     RECLASSIFICATIONS -- Certain reclassifications have been made to the 1995 financial statements to conform with the 1996 presentation.

     ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

     FAIR VALUE OF FINANCIAL INSTRUMENTS -- The Company has estimated the fair value of its financial instruments using available market information and other methodologies in accordance with Statement of Financial Accounting Standards
(SFAS) No. 107. With the exception of stockholder and other related party notes receivable and notes payable, the Company has estimated that the fair value of all financial instruments presented in the accompanying balance sheets approximates the related book value.

     It is not practicable to estimate the fair values of stockholder and other related party notes receivable and notes payable as market comparisons are not available. The related party notes receivable are carried at cost of $331,403 and $470,673 at December 31, 1996 and 1995. The stockholder and related party notes payable are carried at cost of $3,647,316 and $3,859,044 at December 31, 1996 and 1995.

NOTE 2 -- PROPERTY AND EQUIPMENT

     Property and Equipment Consists of the Following:

                                                      1996            1995
                                                  ------------    ------------
Vehicles........................................  $ 22,289,197    $ 20,922,117
Toters..........................................    13,090,796      12,200,223
Containers......................................     6,369,745       5,499,470
Paper plant equipment...........................     5,335,777       5,201,932
Buildings.......................................     4,578,743       4,473,788
Other equipment.................................     2,136,022       1,937,581
Land............................................     1,779,965       1,779,965
Construction in progress........................        57,157         142,953
                                                  ------------    ------------
                                                    55,637,402      52,158,029
Less accumulated depreciation...................   (36,553,864)    (33,251,120)
                                                  ------------    ------------
Net fixed assets................................  $ 19,083,538    $ 18,906,909
                                                  ============    ============

NOTE 3 -- LINES OF CREDIT AND LONG-TERM OBLIGATIONS

     The Company has a $5,000,000 revolving line of credit with a commercial bank. Draws on the line are limited to 80% of qualified trade accounts receivable. The line of credit bears interest at the bank's prime rate (8.25% at December 31, 1996) and expires October 1, 1997. Outstanding borrowings under this line of credit were $2,350,000 and $0 at December 31, 1996 and 1995.

                               RABANCO COMPANIES

     Long-term obligations consist of the following at December 31:

                                                               1996           1995
                                                            -----------    -----------
Note to bank, monthly payments of $51,461 plus interest at
  8.28% through April 2003................................  $ 3,025,296    $         0
Capital lease obligations, monthly payments including
  interest ranging from 6.76% to 10.06% through October
  2003....................................................    3,265,830      3,812,697
Unsecured note to affiliate, monthly interest payments at
  Prime plus 1%, principal due after December 31, 1998....    3,400,000      3,400,000
Note to bank, monthly payments plus interest at 8.68%
  through January 1998 -- refinanced April, 1996..........            0      3,543,196
Unsecured notes to affiliate, monthly interest payments at
  5.74%, principal due after 1998.........................      247,316        459,044
Note to former joint venture partner, quarterly payments
  of $25,000 plus interest at prime plus 1% until maturity
  in September 1996, secured by stock of one of the
  partners of the Company.................................            0        766,667
Other notes payable, interest ranging from 8.0% to 13.15%,
  due through 2000........................................      667,579      1,001,223
                                                            -----------    -----------
                                                             10,606,021     12,982,827
Less current portion......................................   (1,544,882)    (2,845,994)
                                                            -----------    -----------
Net Long-term obligations.................................  $ 9,061,139    $10,136,833
                                                            ===========    ===========

     Substantially all assets of the Company are pledged as security for the debt and $ 3,400,000 of the notes to affiliates are subordinated to amounts owed to the bank.

     Subsequent to the 1995 balance sheet date the company refinanced the note to bank, including entering into an interest rate swap agreement. The new terms require payments, including interest, of $51,461 for eighty-four months, and result in a fixed interest rate of 8.68%. The 1995 financial statements have been presented as if the refinancing occurred on the balance sheet date.

     The Company is required to comply with certain restrictive loan covenants which include requirements with respect to current ratio, debt to equity ratio, total equity and capital spending.

     Assets held under capital lease arrangements at December 31, 1996 and 1995 had a cost of $5,882,000 and $7,002,514 and accumulated amortization of $1,964,000 and $2,821,206. During 1996 the Company entered into capital lease agreements totaling $709,700.

     During the years ended December 31, 1996 and 1995, the Company paid interest of $1,452,000 and $1,671,000.

                               RABANCO COMPANIES

     At December 31, 1996 the future payments and scheduled maturities of long-term obligations are as follows:

                                                 CAPITAL      LONG-TERM
                                                  LEASES         DEBT          TOTAL
                                                ----------    ----------    -----------
1997..........................................  $1,192,594    $  584,149    $ 1,776,743
1998..........................................     837,113       572,792      1,409,905
1999..........................................   1,167,875     3,962,498      5,130,373
2000..........................................     360,621       529,101        889,722
2001..........................................     196,878       528,057        724,935
Thereafter....................................      53,901     1,163,594      1,217,495
                                                ----------    ----------    -----------
                                                 3,808,982     7,340,191     11,149,173
Less amounts representing interest............    (543,152)                    (543,152)
                                                ----------    ----------    -----------
                                                 3,265,830     7,340,191     10,606,021
Less current portion..........................    (960,733)     (584,149)    (1,544,882)
                                                ----------    ----------    -----------
Net long-term obligations.....................  $2,305,097    $6,756,042    $ 9,061,139
                                                ==========    ==========    ===========

NOTE 4 -- TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

     In the ordinary course of business, the Company transfers funds among its affiliated entities as required to meet operational needs. Such balances with entities which are not included in these financial statements are reflected in the due to and due from affiliates accounts and are due on demand. These balances are included in current assets.

     Included in interest payable is $79,519 and $49,759 due to related parties as of December 31, 1996 and 1995.

     Advances from a related party are due on demand and interest is accrued at Prime plus 1%. During 1996 and 1995 interest of $68,088 and $77,079 was expensed related to these advances.

     The Company has lent money to affiliated companies on a long-term basis as follows:

                                                                1996        1995
                                                              --------    --------
Note receivable from affiliate, monthly payments of $8,775
  including interest at 8%, entire balance is due no later
  than March 1, 1998........................................  $239,053    $321,608
Notes receivable from affiliate, including interest at 8%
  and 10%, due no later than March 1, 1998..................    89,350     122,065
Note receivable from affiliate, no interest accrues, balance
  is payable from share of profits up to $24,000 per year...     3,000      27,000
Other notes receivable......................................    14,874
                                                              --------    --------
                                                              $346,277    $470,673
                                                              ========    ========

                               RABANCO COMPANIES

     Transactions with affiliates consist of the following:

                                                                 1996          1995
                                                              ----------    ----------
Revenue:
  Management fees...........................................  $1,499,714    $1,349,889
  Other Services............................................     896,144       939,339
  Interest income...........................................     408,527       527,958
  Hauling...................................................     276,611       261,794
  Rent and other............................................     219,000       219,000
Expenses:
  Dump fees.................................................  $1,956,135    $1,697,428
  Equipment and property rent...............................     789,478       684,533
  Management fees...........................................     227,571       225,300
  Interest expense..........................................     466,555       476,270
  Other.....................................................     166,794        91,022

NOTE 5 -- COMMITMENTS AND CONTINGENCIES

     UNCERTAINTIES REGARDING ENVIRONMENTAL ACTIONS -- Certain individual members of the Razore family and Rabanco Companies have been notified that they were potentially responsible parties in an environmental matter. Rabanco Companies believes it does not have any liability related to the matter; however, in exchange for releases from potential claims, the Company has agreed to pay $1,000,000 towards a settlement. The amount will be paid and recorded as an expense at such time, if any, that a settlement is finalized.

     In the normal course of business, the Company is subject to litigation and legal actions relating to the collection, storage and disposal of waste. The Company is not aware of any pending actions.

     OTHER COMMITMENTS -- The Company has ongoing arrangements with certain formerly affiliated companies. These arrangements include non-competition and supply and delivery agreements having terms of up to seven years at December 31, 1996. Included in the financial statements for 1996 and 1995 is a net of approximately $8 million each year in revenue governed by these arrangements.

     Additionally, the Company is a guarantor on a $1,600,000 mortgage of a building owned by an affiliate.

     OPERATING LEASES -- During 1996 and 1995, the Company paid $842,000 and $767,000 of rent expense for operating leases. At December 31, 1996 the future minimum lease payments on these leases are as follows:

1997...................................................    $  739,600
1998...................................................       760,100
1999...................................................       756,100
2000...................................................       851,900
2001...................................................       887,800
Thereafter.............................................     5,888,300
                                                           ----------
                                                           $9,883,800
                                                           ==========

     All future minimum lease payments, except $170,000 per year through 2000, are to related parties. The minimum lease payments are net of sub-lease income from unrelated parties of $1,277,000.

                               RABANCO COMPANIES

NOTE 6 -- RETIREMENT PLAN

     Through December 31, 1996, the Company participated in a defined benefit plan which covered substantially all employees of the Company and other affiliated companies not covered by collective bargaining agreements. Eligibility was based on employee age and length of service. Benefits were payable at a rate of approximately 1.25% of compensation times the years of participation (35 years maximum), payable at age 65. Employees were vested in the plan after two years of employment.

     Effective December 31, 1996 the Plan benefits were frozen and the Company announced its intention to terminate the Plan. At December 31, 1996 the Company has accrued the total unfunded liability of the Plan -- $783,000. Included in expenses for 1996 and 1995 are $685,000 and $340,000 related to this Plan.

     Effective October 1996, the Company adopted a defined contribution 401(k) plan covering substantially all employees not covered by collective bargaining agreements. Employees are eligible to participate in the plan after one year of service. The Company contributes three percent of eligible employee compensation to the plan and will match employee contributions to a maximum of two percent of compensation. Total contributions and costs incurred by the Company under this plan were $56,200 in 1996.

                          INDEPENDENT AUDITORS' REPORT

                                                                  March 21, 1997

To the Partners of
Regional Disposal Company

     We have audited the balance sheets of Regional Disposal Company (A Joint Venture) as of December 31, 1996 and 1995, and the related statements of income and changes in equity, and cash flows for the years then ended. These financial statements are the responsibility of the Joint Venture's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Regional Disposal Company as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                               /s/ SWEENEY CONRAD, P.S.

                                          --------------------------------------

                  REGIONAL DISPOSAL COMPANY (A JOINT VENTURE)

                                 BALANCE SHEETS

                                                                     DECEMBER 31,
                                                              --------------------------
                                                                 1996           1995
                                                              -----------    -----------
                                         ASSETS
CURRENT ASSETS
Cash........................................................  $   657,538    $   631,030
Accounts Receivable, Trade..................................    9,360,203      8,898,636
Other Receivables...........................................                     172,776
Restricted Cash.............................................    1,840,000
Prepaid Expenses and Other..................................      626,568        868,171
Assets Held For Sale........................................                     382,106
                                                              -----------    -----------
TOTAL CURRENT ASSETS........................................   12,484,309     10,952,719
                                                              -----------    -----------
PROPERTY AND EQUIPMENT, NET.................................   40,976,467     40,378,401
                                                              -----------    -----------
OTHER ASSETS
Deposits and Restricted Cash................................    3,135,246      2,637,985
Permits.....................................................      510,401        525,218
Other.......................................................      638,351        391,365
                                                              -----------    -----------
TOTAL OTHER ASSETS..........................................    4,283,998      3,554,568
                                                              -----------    -----------
                                                              $57,744,774    $54,885,688
                                                              ===========    ===========
                                 LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts Payable............................................  $ 4,718,725    $ 5,249,997
Accrued Liabilities.........................................    2,279,080        986,206
Advances from Related Party.................................                   3,479,736
Current Portion Of Long-Term Obligations....................    5,501,023      2,748,866
                                                              -----------    -----------
TOTAL CURRENT LIABILITIES...................................   12,498,828     12,464,805
LONG-TERM OBLIGATIONS, Net of Current Portion...............   26,806,947     25,042,859
DEFERRED CLOSURE COSTS......................................    2,884,779      2,187,909
                                                              -----------    -----------
                                                               42,190,554     39,695,573
COMMITMENTS AND CONTINGENCIES
EQUITY......................................................   15,554,220     15,190,115
                                                              -----------    -----------
                                                              $57,744,774    $54,885,688
                                                              ===========    ===========

                       See Notes To Financial Statements

                  REGIONAL DISPOSAL COMPANY (A JOINT VENTURE)

                   STATEMENTS OF INCOME AND CHANGES IN EQUITY

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                   1996               1995
                                                              --------------     --------------
REVENUE.....................................................   $75,612,356        $71,353,891
                                                               -----------        -----------
COSTS AND EXPENSES
  Operating.................................................    53,403,143         48,621,255
  General and Administrative................................     7,230,958          6,315,145
  Depreciation and Amortization.............................     7,794,772          7,817,873
                                                               -----------        -----------
                                                                68,428,873         62,754,273
                                                               -----------        -----------
INCOME FROM OPERATIONS......................................     7,183,483          8,599,618
OTHER INCOME (EXPENSES)
  Interest income...........................................       231,748            219,914
  Interest expense..........................................    (2,383,938)        (2,696,205)
  Other, net................................................        (6,803)            66,102
                                                               -----------        -----------
                                                                (2,158,993)        (2,410,189)
                                                               -----------        -----------
NET INCOME..................................................     5,024,490          6,189,429
EQUITY AT BEGINNING OF THE YEAR.............................    15,190,115         11,251,686
DISTRIBUTIONS AND DIVIDENDS.................................    (4,660,385)        (2,251,000)
                                                               -----------        -----------
EQUITY AT THE END OF THE YEAR...............................   $15,554,220        $15,190,115
                                                               ===========        ===========

                       See Notes to Financial Statements

                  REGIONAL DISPOSAL COMPANY (A JOINT VENTURE)

                            STATEMENTS OF CASH FLOWS

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                   1996               1995
                                                              ---------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income..................................................   $  5,024,490       $ 6,189,429
Adjustments to Reconcile Net Income to
  Cash Provided By Operating Activities:
  Depreciation and Amortization.............................      7,794,772         7,817,873
  (Gain) Loss on Sale of Assets.............................         61,749           (25,878)
  Cash Provided (Used) By Changes
     In Operating Assets and Liabilities:
       Receivables..........................................       (288,791)          507,256
       Prepaid Expenses and Other Assets....................        130,134          (198,281)
       Accounts Payable.....................................       (531,272)          (92,634)
       Accrued Liabilities..................................      1,292,874          (413,641)
       Closure Cost Accrual.................................        696,870           682,122
                                                               ------------       -----------
Net Cash Provided By Operations.............................     14,180,826        14,466,246
                                                               ------------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital Expenditures......................................     (7,971,290)       (6,304,504)
  Proceeds From Sale Of Assets..............................         92,000         1,248,974
  Change In Other Assets....................................         66,753           (21,905)
  Change In Deposits, Permits and Restricted Funds..........     (2,337,261)          818,404
                                                               ------------       -----------
Net Cash Used For Investing Activities......................    (10,149,798)       (4,259,031)
                                                               ------------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Repayments of Long-Term Obligations.......................     (2,928,790)       (6,516,210)
  Changes in Notes Payable..................................      2,000,000        (5,350,000)
  Proceeds From Long-Term Debt..............................      2,103,366         2,750,000
  Net Advances To (From) Related Parties....................       (518,711)        1,394,274
  Equity Distributions......................................     (4,660,385)       (2,251,000)
                                                               ------------       -----------
Net Cash Used For Financing Activities......................     (4,004,520)       (9,972,936)
                                                               ------------       -----------
NET CHANGE IN CASH..........................................         26,508           234,279
CASH AT THE BEGINNING OF THE YEAR...........................        631,030           396,751
                                                               ------------       -----------
CASH AT THE END OF THE YEAR.................................   $    657,538       $   631,030
                                                               ============       ===========

                       See Notes to Financial Statements

                  REGIONAL DISPOSAL COMPANY (A JOINT VENTURE)

                         NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     DESCRIPTION OF BUSINESS -- Regional Disposal Company is a joint venture formed in 1991 to raise capital for the ongoing operation of an existing landfill in Klickitat County, Washington. The landfill is permitted for 3 million tons per year for forty years. The development plan contemplates the use of approximately 900 acres as actual landfill; the total site is approximately 2,500 acres.

     The venturers are:

Rabanco Regional Landfill Company     33 1/3%
WJR Environmental                     46 2/3%
Waste Associates                      10%
MJS Associates                        10%

     Net income and losses are allocated according to the ownership percentages.

     The Joint Venture contracts with counties, municipalities, and private companies for the transport and disposal of waste to the landfill in eastern Washington.

     CASH EQUIVALENTS -- The Joint Venture considers cash equivalents to be all short-term investments with an initial maturity of 90 days or less.

     RESTRICTED CASH -- The Joint Venture is required to set aside cash for debt retirement, landfill closure costs and landfill post closure costs. This cash is shown as restricted cash in the balance sheet and is classified as a current or non-current asset based on the maturity of the corresponding liability.

     REVENUE RECOGNITION -- The Joint Venture recognizes revenues as earned, including amounts not billed as of year end.

     INTANGIBLE ASSETS -- The Joint Venture has capitalized the cost of certain permits and franchise fees. These costs are being amortized over the 40 year life of the landfill. Additionally, the Joint Venture has capitalized the issuance costs related to the Industrial Revenue Bonds. These costs are being amortized over the 10 year life of the bonds. Accumulated amortization at December 31, 1996 and 1995 totaled $82,300 and $67,500, respectively.

     FIXED ASSETS -- Property is stated at cost and depreciated on a straight line basis over estimated useful lives ranging from three to forty years. Capital lease assets are amortized over the lease terms, which range from five to seven years. Amortization of capital lease assets is included in depreciation expense. Expenditures for major renewals and betterments are capitalized while those for repairs and maintenance are expensed as incurred.

     LANDFILL CONSTRUCTION COSTS -- Costs directly associated with the construction of the landfill have been capitalized and are being amortized over the life of the landfill at $1.84 per ton based on management's estimate of total landfill costs and capacity.

     ALLOWANCE FOR DOUBTFUL ACCOUNTS -- Accounts receivable are net of an allowance for doubtful accounts of $244,000 and $150,000 at December 31, 1996 and 1995 respectively.

     CONCENTRATION OF RISK -- A substantial portion of revenues are earned from contracts with counties and municipalities in Washington State. During 1996 and 1995, $39,869,000 (53%) and $35,903,000 (51%) of revenues were earned from five contracts. Cash, including restricted funds, is on deposit in one bank and exceeds the federal insured limit of $100,000.

                  REGIONAL DISPOSAL COMPANY (A JOINT VENTURE)

     FEDERAL INCOME TAXES -- The Joint Venture does not pay any federal income taxes; any such taxes accrue directly to the venture partners. Accordingly, no federal income tax expense or liability has been recorded in the financial statements.

     ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

     FAIR VALUE OF FINANCIAL INSTRUMENTS -- The Company has estimated the fair value of its financial instruments using available market information and other methodologies in accordance with Statement of Financial Accounting Standards
(SFAS) No. 107. With the exception of stockholder and other related party notes payable, the Company has estimated that the fair value of all financial instruments presented in the accompanying balance sheets approximates the related book value.

     It is not practicable to estimate the fair values of stockholder and other related party notes payable as market comparisons are not available. The stockholder and related party notes payable are carried at cost of $ 2,327,000 at December 31, 1996 and 1995.

NOTE 2 -- PROPERTY AND EQUIPMENT

     Property and Equipment Consists of the Following:

                                                       1996           1995
                                                    -----------    -----------
Landfill and development costs....................  $28,102,221    $26,747,622
Containers........................................   14,431,954     12,447,806
Buildings.........................................   13,585,908     12,451,946
Landfill equipment................................   10,056,257      7,927,838
Vehicles..........................................    3,839,767      3,230,286
Other equipment...................................      577,914        484,404
Land..............................................    1,996,756      1,996,756
Construction in progress..........................      937,906        155,268
                                                    -----------    -----------
                                                     73,528,683     65,441,926
Less accumulated depreciation.....................  (32,552,216)   (25,063,525)
                                                    -----------    -----------
Net property and equipment........................  $40,976,467    $40,378,401
                                                    ===========    ===========

     The permitted landfill capacity is 120 million tons. As of December 31, 1996 and 1995, respectively, 6,937,000 and 5,230,000 tons had been accepted at the landfill.

NOTE 3 -- LINE OF CREDIT AND LONG-TERM OBLIGATIONS

     The Joint Venture has a $7,000,000 revolving line of credit with a commercial bank. Draws on the line are limited to 80% of qualified trade accounts receivable. The line of credit bears interest at the prime rate (8.25% at December 31, 1996) and expires on October 1, 1997. $1,000,000 of the credit line is used to provide Letters of Credit for bonding purposes.

                  REGIONAL DISPOSAL COMPANY (A JOINT VENTURE)

     Long-term obligations as of December 31 consist of the following:

                                                                 1996           1995
                                                              -----------    -----------
Capital lease obligations, interest ranging from 6.75% to
  11.15%, due through October, 2001.........................  $ 3,991,081    $ 2,935,333
Industrial development revenue bonds (IRB's), monthly
  payment of interest at the available rate (5.3% at
  December 31, 1996) based on rates for similar bonds as
  determined by bank........................................   11,900,000     11,900,000
Notes payable to bank, interest ranging from 7.90% to 10.40%
  due August 1998 to January 2002...........................                   8,275,179
Note payable to bank, interest at 8.69% due April 2003......    7,379,936
Line of Credit with bank refinanced January 1997............    2,000,000
Advances from Related Party refinanced January 1997.........    2,961,025
Other Current Liabilities refinanced January 1997...........       38,975
Notes payable to institutional lender , monthly payments
  aggregating $23,969 including interest at 8.8% until
  maturity in November 1999.................................    1,039,696      1,226,787
Note payable to related party, interest only payments at
  bank prime rate plus 1% (9.25% at December 31, 1996)......    2,327,000      2,327,000
Other notes payable, interest ranging from 6.9% to 10.49%,
  due through August 1999...................................      670,257      1,127,426
                                                              -----------    -----------
                                                               32,307,970     27,791,725
Less current portion........................................   (5,501,023)    (2,748,866)
                                                              -----------    -----------
Net Long-term obligations...................................  $26,806,947    $25,042,859
                                                              ===========    ===========

     The IRB's were issued to fund the cost of acquiring land and constructing and equipping the landfill.

     The IRB's require that monthly payments of $141,667 be paid into a sinking fund account controlled by a trustee. A portion of the bonds may be redeemed annually, at the trustee's option, with cash from the sinking fund. At December 31, 1996, the balance in this account was $1,840,000 and the trustee elected to redeem $1,700,000 in bonds in early 1997. At December 31, 1995, the trustee elected not to redeem any of the bonds and therefore the balance in the sinking fund was released to the company in 1996.

     In January 1997 the company refinanced $5,000,000 of current debt into a single note with the bank and entered into an interest rate swap agreement. The new terms require payments, plus interest, of $83,333 for sixty months, and result in a fixed interest rate of 8.69%. The 1996 financial statements have been presented as if the refinancing occurred on the balance sheet date.

     Subsequent to the 1995 balance sheet date the company refinanced the notes to bank into a single note and entered into an interest rate swap agreement. The new terms require payments, including interest, of $127,058 for eighty-four months, and result in a fixed interest rate of 8.69%. The 1995 financial statements have been presented as if the refinancing occurred on the balance sheet date.

     At December 31, 1996 and 1995, the Joint Venture had standby letters of credit totaling $10,381,100 and $12,111,270, respectively, used to guarantee payment of the IRB's. Additionally at December 31, 1996 and 1995, the Joint Venture had other standby letters of credit totaling $1,100,000 used as performance guarantees.

     Substantially all assets of the Joint Venture are pledged as security for the debt.

     The Joint Venture is required to comply with certain restrictive covenants which include requirements with respect to its current ratio, debt to equity ratio, total equity and capital spending.

                  REGIONAL DISPOSAL COMPANY (A JOINT VENTURE)

     Assets held under capital lease arrangements at December 31, 1996 and 1995 had a cost of $8,037,400 and $7,043,692 and accumulated amortization of $2,097,500 and $2,484,620. During 1996 the Joint Venture entered into capital lease arrangements totaling $2,445,000.

     During the years ended December 31, 1996 and 1995, the Joint Venture paid interest of $1,962,000 and $2,750,000. Of these amounts, $217,128 and $228,685 was paid on the related party note described above.

     The Joint Venture has an interest rate swap agreement the effect of which is to fix the interest rate on a portion of the IRB's at 4%.

     At December 31, 1996 the future payments and scheduled maturities of long-term obligations are as follows:

                                                CAPITAL       LONG-TERM
                                                LEASES          DEBT           TOTAL
                                              -----------    -----------    -----------
1997........................................  $ 1,687,765    $ 4,088,822    $ 5,776,587
1998........................................    1,131,460      4,150,005      5,281,465
1999........................................      755,311      4,478,374      5,233,685
2000........................................      443,389      3,884,052      4,327,441
2001........................................      601,959      3,993,777      4,595,736
Thereafter..................................                   7,721,859      7,721,859
                                              -----------    -----------    -----------
                                                4,619,884     28,316,889     32,936,773
Less amounts representing interest on
  leases....................................     (628,803)                     (628,803)
                                              -----------    -----------    -----------
                                                3,991,081     28,316,889     32,307,970
Less current portion........................   (1,412,201)    (4,088,822)    (5,501,023)
                                              -----------    -----------    -----------
Net long-term obligations...................  $ 2,578,880    $24,228,067    $26,806,947
                                              ===========    ===========    ===========

NOTE 4 -- TRANSACTIONS WITH AFFILIATES

     In the ordinary course of business, the Joint Venture transfers funds to and from entities affiliated with certain of the venturers as required to meet operational needs. Such balances are reflected in the due to affiliates account at December 31, 1996 and 1995 and are due on demand. Interest on these amounts is charged at the bank's prime rate. During 1996 and 1995, the Joint Venture paid $376,989 and $434,055 of interest to related parties on these balances.

     One of the venturers and an affiliate of the Joint Venture provide management services to the Joint Venture. The venturer was paid fees of $410,160 and $397,260 for 1996 and 1995 respectively. The affiliate was paid $1,461,914 and $1,312,089. The fee paid to the affiliate includes rent on the Joint Venture's headquarters building. The Joint Venture is one of the named parties to this lease which provides for future minimum payments of $8,516,000. This commitment is net of sublease income of $1,277,000.

                  REGIONAL DISPOSAL COMPANY (A JOINT VENTURE)

     Other transactions with affiliates consist of the following:

                                                         1996          1995
                                                      ----------    ----------
Revenue:
  Dump fees.........................................  $1,956,135    $1,697,428
  Other.............................................     166,794        91,022
Expenses:
  Hauling and handling fees.........................     276,611       261,794
  Rent..............................................     561,500       561,500
  Repairs...........................................     896,144       939,339

NOTE 5 -- COMMITMENTS AND CONTINGENCIES

     HAULING AND DISPOSAL CONTRACTS -- The Joint Venture has entered into numerous contracts with counties and commercial customers for the hauling and disposal of refuse. The terms of major contracts have initial expiration dates beginning in 1999 and provide for renewal periods ranging from five to twenty years.

     LANDFILL OPERATION -- The Joint Venture has entered into an agreement with Klickitat County to operate the landfill for 22 years with an option for 3 five year renewals. The Joint Venture is obligated to pay the county quarterly fees ranging from $.30 to $3.43 per ton. Additionally, the Joint Venture pays $75,000 per year to fund certain items such as scholarships and economic development and provides certain disposal services within the county free of charge.

     CLOSURE COSTS AND POST CLOSURE COSTS -- The Joint Venture accrues an estimated liability for costs to close the landfill and provide monitoring after closure. Additionally, the Joint Venture is required to make deposits, based upon tonnage, into a fund which will be available to pay these costs. At December 31, 1996 and 1995, $2,884,779 and $2,187,909 had been accrued for these costs and included on the balance sheet as a long-term obligation. Funds on deposit and included in Deposits and Restricted Cash at December 31, 1996 and 1995 total $3,093,000 and $2,359,500.

     ENVIRONMENTAL RISKS -- In the normal course of business, the Joint Venture is subject to litigation and legal actions regarding environmental hazards. The Joint Venture is not aware of any pending actions which would be material to the financial statements.

     ADMINISTRATIVE PROCEEDING -- The Joint Venture is involved in a administrative proceeding with the EEOC regarding charges filed by a former employee. Outside counsel for the Company has advised that an opinion as to the probable outcome of the proceeding cannot be offered at this time. Management intends to vigorously defend its position and does not believe the outcome of this proceeding will have a material adverse impact on the financial statements.

                  REGIONAL DISPOSAL COMPANY (A JOINT VENTURE)

     OPERATING LEASES -- During 1996 and 1995, the Joint Venture paid $670,000 and $522,000 for numerous operating lease agreements for buildings, an intermodal facility, and easements. These agreements expire between 1998 and 2031. Certain of the agreements contain renewal options and escalation clauses. Minimum future lease payments on agreements extending longer than one year are as follows:

                                          RELATED
                                           PARTY         OTHER         TOTAL
                                         ----------    ----------    ----------
1997...................................  $  342,500    $  201,000    $  543,500
1998...................................     342,500       196,000       538,500
1999...................................     342,500       196,000       538,500
2000...................................     342,500       196,000       538,500
2001...................................     171,250       196,000       367,250
Thereafter.............................                 1,838,500     1,838,500
                                         ----------    ----------    ----------
Total..................................  $1,541,250    $2,823,500    $4,364,750
                                         ==========    ==========    ==========

     In addition to the minimum lease payments, one lease with an unrelated party provides for quarterly royalty payments of $.50 per ton for each ton received. The royalty totaled $50,544 and $49,775 in 1996 and 1995.

     OTHER COMMITMENTS -- The Joint Venture agreement commits the Joint Venture to distribute sufficient income to the partners to pay the resulting individual tax liabilities from the allocation of income.

NOTE 6 -- PENSION PLAN

     The Joint Venture participated in a defined benefit pension plan covering substantially all non-union employees of the Joint Venture and related companies. Effective December 31, 1996 the Plan benefits were frozen and the companies have announced their intention to terminate the Plan. The Joint Venture's portion of the required annual contribution was $227,500 and $51,200 for 1996 and 1995 respectively.

     Effective October 1996, the Joint Venture instituted a defined contribution 401(k) plan covering substantially all employees. Terms of the plan call for the Joint Venture to contribute three percent of eligible employees' compensation. Additionally, contributions to the plan by the employees are matched up to two percent of their compensation. The total contributions for the individual employees are subject to limits prescribed by the Internal Revenue Service. Total contributions and costs incurred by the Joint Venture under this plan were $58,800 during 1996.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          ALLIED WASTE INDUSTRIES, INC.

                                          By: /s/ PETER S. HATHAWAY
                                            ------------------------------------
                                            Peter S. Hathaway
                                            Vice President and
                                            Chief Accounting Officer

Date: August 27, 1998

                                 EXHIBIT INDEX

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
     23    Consent of Sweeney Conrad P.S.